Rule 424(b)(2)

Registration No. 333-124535

PRICING SUPPLEMENT TO PROSPECTUS DATED MAY 12, 2005, AS SUPPLEMENTED BY PROSPECTUS

SUPPLEMENT DATED

MAY 12, 2005, AND SUPPLEMENTAL TO THE OFFICERS’ CERTIFICATE

AND COMPANY ORDER, DATED MAY 12, 2005 NO. 2 DATED Monday, April 24, 2006

U.S. BANCORP

Medium-Term Notes, Series P (Senior)

Medium-Term Notes, Series Q (Subordinated)

CUSIP No.:	91159HGK0	Issue Price (Dollar Amount and Percentage of Principal Amount):

Series:		Amount:	$499,560,000.00 / 99.9120%

☑ Series P (Senior)		Proceeds to the Company:	$499,560,000.00

☐ Series Q (Subordinated)

		Interest Rate/Initial Interest Rate:	5.3000%

Form of Note:		Interest Payment Dates:	Semi-annually on the 28th of April and October, commencing Oct 28, 2006

☑ Book-Entry

☐ Certificated

Principal Amount:	$500,000,000.00	Regular Record Date:	15 calendar days preceding each Interest Payment Date

Trade Date:	Monday, April 24, 2006	Interest Determination Date:	n/a

Original Issue Date:	Friday, April 28, 2006	Interest Reset Date:	n/a

Maturity Date:	Tuesday, April 28, 2009

Base Rate (and, if applicable, related Interest Periods):		Index Source:	n/a

☑ Fixed Rate Note		Index Maturity:	n/a

☐ Commercial Paper Note		Spread:

☐ Federal Funds Note

☐ LIBOR Note		Spread Multiplier:

☐ EURIBOR Note		Maximum Interest Rate:

☐ Prime Rate Note

☐ CD Rate Note		Day Count:	30/360

☐ Treasury Rate Note		Minimum Interest Rate:

☐ CMT Rate Note

☐ Other Base Rate		For Original Issue Discount Notes:

☐ Zero Coupon Note		Original Issue Discount %:

Agent’s Commission:		Yield to Maturity:

Redemption Terms:		Original Issue Discount Notes:

Other Terms:

☐ Subject to special provisions set forth therein with respect to the principal amount thereof payable upon any redemption or acceleration of the maturity thereof.

Name of Agent and Delivery Instructions:

	Wachovia Bank	☐ For Federal income tax purposes only.

Signature

DTC#250	/s/ John C. Stern 4-24-06
(Authorized signature)

/s/ Ken Nelson 4-24-06
Columbus/432704.2	(Authorized signature)